Exhibit 10.41

MATTEL, INC.

PERSONAL INVESTMENT PLAN

SECOND AMENDMENT TO THE OCTOBER 1, 2001 RESTATEMENT

W I T N E S S E T H:

WHEREAS, Mattel, Inc. (“Mattel”) sponsors the Mattel, Inc. Personal Investment Plan (the “Plan”); and

WHEREAS, Mattel desires to amend the Plan to (i) reflect recent legislative and regulatory changes in the federal pension laws and (ii) meet other current needs; and

WHEREAS, in Section 16.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

NOW, THEREFORE, in order to effect the foregoing, Mattel does hereby declare that the Plan be, and it hereby is, amended as follows:

1. Section 2.13(a) of the Plan is amended effective as of January 1, 2003 by deleting the parenthetical “(including overtime, shift differential and holiday, vacation and sick pay)” and by substituting in lieu thereof the parenthetical “(including overtime, shift differential, tips and holiday, vacation and sick pay).”

2. Section 4.1(b) of the Plan is amended effective as of January 1, 2003 by adding the following new sentence to the end thereof:

The Committee shall provide Participants with such alternative investment election options and such information regarding the investment alternatives available under the Plan as shall be necessary to comply with the regulations issued by the Department of Labor pursuant to ERISA Section 404(c).

3. Section 8.6(d)(ii) of the Plan is amended effective as of January 1, 2001 by adding the following new sentence to the end thereof:

Notwithstanding the foregoing, the limitation of clause (C) above shall not apply to hardship distributions made on and after January 1, 2001.

4. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 20th day of December, 2002.

MATTEL, INC.

By:	/s/ Alan Kaye

Name:	Alan Kaye
Title:	Senior Vice President—Human Resources

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